On Jan 26, 2013, at 10:39 AM, Gilbert Davila wrote:

Dear Mr. Cranston:

The purpose of this letter is to inform you that effective immediately I am resigning from the Board of Directors of Bizzingo.

Regards,

Gilbert

Gilbert Dávila | President & CEO | M: 818-281-0681 | F: 818-9903347 | www.davilami.com

Dávila Multicultural Insights | 16350 Ventura Boulevard, Suite 522D | Encino, CA | 91436